UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2011

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 Mission Street, Suite 2900 San Francisco, California		94105
(Address of principal executive offices)		(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 24, 2011, the Board of Directors of Digital Realty Trust, Inc. (the Company, we or us) approved an amendment to our charter increasing the number of authorized shares of our common stock, par value $.01 per share, available for issuance from 145,000,000 to 165,000,000. No changes were made to the number of authorized shares of our preferred stock, par value $.01 per share, available for issuance (currently 30,000,000). We filed the amendment with the Maryland State Department of Assessments and Taxation on October 28, 2011 and it became effective as of that date.

The foregoing summary is qualified in its entirety by reference to the full text of the Articles of Amendment, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

On October 24, 2011, our Board of Directors adopted the Third Amended and Restated Bylaws, effective as of that date.

In Article II, Section 3 was amended to further clarify the procedures for stockholders to call a special meeting of stockholders, and Section 4 was amended to clarify procedures regarding notice of stockholder meetings and to clarify that the Company may postpone or cancel a stockholders meeting. Section 11 of Article II was revised to: expand disclosure required by stockholders making proposals or nominations to include, among other things, information regarding each such stockholder’s and their affiliates’ holdings of “synthetic equity,” derivatives or short positions and other material interests and relationships that could influence proposals or nominations and other information that would be required in a proxy statement; require stockholders nominating director candidates to disclose the same information about the director candidate that would be required if the director candidate were submitting a proposal, and require the director candidates to complete a questionnaire with respect to their background; expand disclosures regarding proposed business to include a reasonably detailed description of all agreements, arrangements and understandings between proposing persons and any other persons in connection with the proposed business; and require, as part of the existing verification process, that the stockholder, upon request, update information provided to the Company and notify the Company of any change in such information.

In Article III, obsolete provisions relating to loss of deposits and surety bonds were deleted, and Section 13 was amended for consistency with the Maryland General Corporation Law with respect to reliance by directors and officers of the Company. Additionally, Section 14, which provides for the power of the Board of Directors and stockholders to ratify prior actions or inactions by the Company, and Section 16, which addresses the power of the Board of Directors in the event of an emergency, were added as new sections in Article III.

In Article V, Section 4 was amended to clarify that the Board of Directors may designate the chairman of the Board of Directors as an executive or non-executive chairman and Section 5 was amended to clarify that, in the absence of a president, the chief executive officer shall be the president. Obsolete provisions relating to surety bonds were also deleted in Article V.

In Article VII, Section 4 was amended to delete obsolete provisions related to closing of the transfer books and to clarify that a stockholders meeting may be postponed without further notice to a date not more than 120 days after the record date originally fixed for the meeting.

Article XII was amended to clarify that the rights to indemnification and advancement of expenses vest immediately upon election of a director or officer.

Article XIII was amended to clarify that waivers of notice may be given by electronic transmission.

The foregoing summary is qualified in its entirety by reference to the full text of the Third Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Articles of Amendment of Digital Realty Trust, Inc.

3.2	Third Amended and Restated Bylaws of Digital Realty Trust, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2011

Digital Realty Trust, Inc.

By:	/s/ Joshua A. Mills
Joshua A. Mills Senior Vice President, General Counsel and Assistant Secretary

EXHIBITS

Exhibit Number	Description

3.1	Articles of Amendment of Digital Realty Trust, Inc.

3.2	Third Amended and Restated Bylaws of Digital Realty Trust, Inc.